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                                                                          EX-J.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated May 2, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of the iShares Nasdaq Biotech Index Fund (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
July 24, 2003